EXECUTION COPY
Exhibit 10.29
Up to $200,000,000 Private Placement
QUINTANA MARITIME LIMITED
Units Consisting of
12% Mandatorily Convertible Preferred Stock and Warrants
PLACEMENT AGENCY AGREEMENT
May 8, 2006
Dahlman Rose & Co., LLC
320 Park Avenue
31st Floor
New York, New York 10022
Fortis Securities, LLC
520 Madison Avenue
3rd Floor
New York, New York 10022
Ladies and Gentlemen:
     Quintana Maritime Limited, a Marshall Islands corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell up to 2,133,333 shares of 12% Mandatorily Convertible Preferred Stock, liquidation preference $93.75 per share, which shall have the rights, powers and preferences set forth in the Statement of Designations (the “Statement of Designations”) (the “Preferred Stock”), directly to certain investors (collectively, the “Investors”). The Company will also issue to Investors four (4) warrants (each a “Warrant”) for each Share purchased pursuant to a Warrant Agreement, dated as of the Closing Date (as defined below), among the Company and Computershare Investor Services, LLC, as warrant agent (the “Warrant Agreement”). The Warrants will be exercisable at $8.00 per Share of common stock of the Company (“Common Stock”) and will expire 3 years from the date of issuance. The Preferred Stock and the Warrants will be sold in the form of units (the “Units”) at a maximum price per Unit of $93.75 (such Warrants and shares of Preferred Stock being sold as Units in accordance with the terms of this Agreement and each Subscription Agreement (as defined below) being the “Securities”). In connection herewith, the Company has entered into a registration rights agreement with respect to the Securities (the “Registration Rights Agreement”). The Company desires to engage you as its placement agent (the “Placement Agents”) in connection with such issuance and sale. The Securities are more fully described in the Confidential Private Placement Memorandum dated May 5, 2006 (the “Memorandum”) provided to Investors along with the Preliminary Confidential Private Placement Memorandum dated May 2, 2006, as amended and supplemented by the supplement thereto dated May 5, 2006 (as so amended and supplemented, the “Preliminary Memorandum”), and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 10-K”) (the Preliminary Memorandum, the 2005 10-K and the Memorandum, collectively the “Disclosure Package”).
     The Company hereby confirms that the Placement Agents, in connection with their duties in such capacity, are authorized to distribute or cause to be distributed the Disclosure Package (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to each Placement Agent) in accordance with the terms of this Agreement.
     1. Agreement to Act as Placement Agents, Delivery and Payment. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
          (a) Each Placement Agent agrees to act as the Company’s exclusive placement agent in connection with the offer and sale, on a best efforts basis, by the Company of the Securities to the Investors. The Company acknowledges and agrees that the Placement Agents’ engagement hereunder is not an agreement by such Placement Agent or any of its Affiliates (as defined below) to underwrite or purchase any securities or otherwise provide any financing. Each Placement Agent may offer and sell the Securities for the account of the Company through registered or qualified broker-dealers selected by it (referred to hereafter as “Selected Dealers”) and pursuant to a form of selling agreement, pursuant to which the Placement Agents may allow a concession out of commission. The term “Affiliate” means any Person (as defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”). The term “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company. The Selected Dealers shall be members of the National Association of Securities Dealers, Inc. (“NASD”). All Selected Dealers shall be registered or qualified, as applicable, in the relevant jurisdictions in which offers and sales of the Securities are made through such Selected Dealers, if such registration or qualification is required. All offers and sales by the Selected Dealers shall be as agents for such Placement Agent. All Selected Dealers shall agree in writing to comply with all the obligations of the Placement Agents set forth in this Agreement in connection with the offer and sale of the Securities. As compensation for its services hereunder, the Company agrees to pay to Dahlman Rose & Co., LLC (“Dahlman Rose”) by wire transfer of immediately available funds (a) 4.6% of the aggregate gross proceeds received by the Company from the sale of the Securities on each Closing Date (as defined below) and (b) 4.6% of the aggregate gross proceeds received by the Company from the exercise of each Warrant at the time of such exercise (the “Placement Fee”); provided, that in each case, the Placement Agent will not receive such fees with respect to the sale of Securities to, or the exercise of Warrants received on the Closing Date by, Quintana Maritime Partners, L.P., First Reserve Corporation, AMCI International, Inc., Corbin J. Robertson III, Stamatis Molaris, Nikos Frantzeskakis, Paul Cornell, Steve Putman or any of their respective Affiliates (the “Founders”) or King Street Capital Management, LLC or funds directly or indirectly managed by it; provided further, that Dahlman Rose will pay a portion of such Placement Fee to Fortis Securities, LLC (“Fortis”) in accordance with that certain side letter, dated the date hereof, between Dahlman Rose and Fortis, which is hereby incorporated by reference.
          (b) The Placement Agents and the Company may conduct one or more closings with respect to the Company’s sale of the Securities (each a “Closing”) on such date or dates agreed upon by the Company and the Placement Agents (each date of payment and delivery of the certificates representing the Securities being herein called a “Closing Date”) until all of the Securities offered are sold or the Company terminates the private placement offering (the “Offering”).
          (c) Payment of the purchase price for the Securities shall be made by the Investors directly to a non-interest bearing account maintained in the name of the Dahlman Rose at JPMorgan Chase Bank by wire transfer in immediately available funds, upon delivery of the Securities to the Investors, and the Securities shall be registered in such name or names and shall be in such denominations, as the Investors may request at least two business days before the applicable Closing.
          (d) The purchases of the Securities by the Investors shall be evidenced by the execution of a subscription agreement in the form attached hereto as Exhibit A (the “Subscription Agreement”).
          (e) Prior to the date on which this Agreement is terminated, the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase Securities other than through the Placement Agents.
     2. Representations and Warranties of the Company. The Company represents and warrants to each Placement Agent as of the date hereof, and as of the final Closing Date, as follows:
          (a) The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each of its subsidiaries free and clear of any liens, other than those liens imposed by the Company’s existing revolving credit facility and the documents related thereto (the “Credit Facility”), and all of the issued and outstanding shares of capital stock or comparable equity interests of the Company and each of its subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.
          (b) Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own, lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) have or result in a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and its subsidiaries, taken as a whole on a consolidated basis, or (ii) materially and adversely impair the Company’s ability to perform its obligations under this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Statement of Designations or the Warrant Agreement (collectively, the “Transaction Documents”) (either of clause (i) or (ii), a “Material Adverse Effect”).
          (c) Except as otherwise set forth in the Credit Facility or as described in or contemplated by the Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
          (d) The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders (other than with respect to the conversion or exercise, as the case may be, of the shares of Preferred Stock or Warrants into Common Stock). Each of the Transaction Documents to which it is a party has been, or upon delivery will be, duly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally, (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies and (iii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealings.
          (e) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any of its subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or any of its subsidiaries debt or otherwise) to which the Company or any subsidiary is a party or by which any property or asset of the Company or any of its subsidiaries is bound, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect other than with respect to Section 20.8 of the Credit Facility, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority, including, without limitation, the International Maritime Association (the “IMO”) or any self-regulatory organization, to which the Company or any of its subsidiaries is subject, or by which any property or asset of the Company or any of its subsidiaries is bound, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.
          (f) The shares of Preferred Stock are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable. The Warrants are duly authorized, and when issued and paid for in accordance with the Transaction Documents, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. Upon conversion of the shares of Preferred Stock in accordance with the terms thereof, the underlying Common Stock will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof and the payment therefor, the underlying Common Stock will be validly issued, fully paid and nonassessable. The issuance and delivery of the Securities are free and clear of all liens and will not be subject to preemptive or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants.
          (g) There are no restrictions on subsequent transfers of the Securities or the Common Stock convertible or exercisable therefor under the laws of the Republic of the Marshall Islands or Greece.
          (h) The Company’s authorized equity capitalization is as set forth in the Memorandum. As of April 30, 2006, 23,846,742 shares of the Company’s Common Stock were issued and outstanding and no warrants or options or other rights to purchase shares of Common Stock were issued and outstanding except as disclosed in the Memorandum. After giving effect to the transactions contemplated by the Subscription Agreement and assuming that the maximum number of Securities contemplated by this Agreement are sold in connection with the Offering, 23,846,742 shares of Common Stock will be issued and outstanding, 2,133,333 shares of 12% Mandatorily Convertible Preferred Stock will be issued and outstanding and Warrants to purchase 8,533,332 shares of Common Stock will be issued and outstanding. The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any such rights pursuant to its Amended and Restated Articles of Incorporation, except as disclosed in the Disclosure Package, or any agreement or instrument to or by which the Company is a party or bound other than the

Company’s 2005 Stock Incentive Plan. Except as disclosed in the Disclosure Package, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or convertible for, such stock. The Securities conform in all material respects to all descriptions thereof contained in the Memorandum. Other than as set forth in the Disclosure Package or the Company’s 2005 Stock Incentive Plan, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to the terms of the Transaction Documents) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in the Disclosure Package, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.
          (i) The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing for any of the SEC Reports and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The historical financial statements of the Company included in the SEC Reports and the Disclosure Package comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The forward-looking statements contained under the caption “Certain Prospective Financial Information” in the Memorandum reflects the Company’s good faith beliefs and/or estimates with respect to the matters described in such statements and are based upon (a) the Company’s analysis of such information and factors as it deemed relevant to such statements and (b) such assumptions as the Company deemed reasonable with respect to such statements.

          (j) Since the date of the latest audited financial statements included within the Disclosure Package, except as specifically disclosed in the Disclosure Package, (i) there has been no event, occurrence or development in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, has had or could result in a Material Adverse Effect, (ii) neither the Company nor any subsidiary has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) other than regular quarterly dividends declared and paid in accordance with the Company’s dividend policy set forth in the Memorandum, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, other than pursuant to the Company’s 2005 Stock Incentive Plan, this private placement or as disclosed in the SEC Reports.
          (k) Any statistical and market-related data included in the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
          (l) Except as disclosed in the Disclosure Package, there is no action, suit, claim or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the IMO, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.
          (m) Neither the Company nor any of its subsidiaries, other than with respect to Section 20.8 of the Credit Facility, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), or (ii) is or has been in violation of any statute, rule, law or regulation of any governmental authority, including the IMO, or any order of any court or arbitrator, except to the extent that any such default or violation would not reasonably be expected to have a Material Adverse Effect.
          (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body in the United States, the Republic of the Marshall Islands, Greece or any other foreign jurisdiction, including, without limitation, the IMO, is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue sky laws of any jurisdiction in connection with the distribution of the Securities in the manner contemplated herein and in the Memorandum, (ii) such as may be required under the laws of the Republic of the Marshall Islands in connection with the change of ownership of the vessels set forth on Schedule I to this Agreement or in connection with the amendment of the Company’s Articles of Incorporation to reflect the Statement of Designations or (iii) such as may be required to be filed with the Securities and Exchange Commission.
          (o) Except with respect to those liens on Company assets imposed by the Credit Facility, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that would have a Material Adverse Effect.
          (p) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf (other than the Placement Agents as to which the Company make no representation), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act (“Regulation D”)) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of the Placement Fee and any financial advisory fees in connection with the Acquisition as described in the Memorandum or any transactions related thereto.
          (q) Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the private placement exemption from registration in connection with the offer and sale by the Company of the Securities as contemplated hereby. The Company is not required to be registered, and after giving effect to the transactions contemplated by the Memorandum will not be required to register as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (r) The Company has not, in the 12 months preceding the date hereof, received notice (written or oral) from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is in compliance in all material respects with all such listing and maintenance requirements.
          (s) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (t) The Company does not believe that it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States

Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.
          (u) Except pursuant to that certain registration rights agreement issued in connection with the Company’s initial public offering granting registration rights to the Founders and their affiliates, no Person has any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC under the 1933 Act because of the filing or effectiveness of a registration statement or otherwise in connection with the issuance of the Securities, other than pursuant to this Agreement and the Registration Rights Agreement.
          (v) There is no control share acquisition, business combination, or shareholder rights plan or similar plan under the Company’s charter documents or the laws of its jurisdiction of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
          (w) The Company confirms that neither it nor any officers, directors or Affiliates, has provided any potential Investor (other than Excluded Investors or Investors who have executed a non-disclosure agreement with the Placement Agents) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The term “Excluded Investors” means each Placement Agent and its Affiliates. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company (other than Excluded Investors). All disclosures in the Disclosure Package are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
          (x) To its knowledge, the Company and its subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (the “Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company does not have any knowledge of any infringement by the Company or its subsidiaries of the Intellectual Property Rights of others, except for such as would not reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company being threatened, against the Company or its subsidiaries regarding the Intellectual Property Rights, which could reasonably be expected to have a Material Adverse Effect.
          (y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (z) The Company and its subsidiaries possess, all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner described in the Disclosure Package, except for such Permits, that if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
          (aa) Except as set forth in the Disclosure Package and SEC Reports, none of the officers, directors or employees of the Company is presently a party to any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC under the 1933 Act.
          (bb) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the evaluation of its internal controls over financial reporting, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
          (cc) The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
          (dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (gg) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent that might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

          (hh) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations, including those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Memorandum. Except as set forth in the Memorandum, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
          (ii) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Memorandum.
          (jj) Each memorandum of agreement (the “Memorandum of Agreement”) relating to the purchase of the three Panamax drybulk carriers and fourteen Kamsarmax drybulk carriers referred to in the Memorandum is in full force and effect.
          (kk) The Novation Agreement among Metrostar Management Corporation (“Metrostar”), Bunge S.A. of Geneva (“Bunge”) and the Company, dated April 27, 2006, has been duly authorized, executed and delivered by Metrostar and Bunge, and is in full force and effect as against such parties.
          (ll) The Company and its subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns which are due, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it that would have a Material Adverse Effect.
          (mm) No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Placement Agents or the Investors to the Republic of the Marshall Islands or Greece, or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Investors or the sale and delivery by the Company of the Securities to the Investors.
          (nn) All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the

Republic of the Marshall Islands and Greece and any political subdivisions thereof, be paid in U.S. dollars and may be freely transferred out of the Republic of the Marshall Islands and Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and Greece and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands and Greece.
          (oo) Neither the Company, its subsidiaries, nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the law of the United States, the Republic of the Marshall Islands or Greece or any political subdivisions thereof.
     3. Representations and Warranties of each Placement Agent. Each Placement Agent hereby represents, warrants and covenants to the Company, that:
          (a) It acknowledges that the Securities have not been registered under the 1933 Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the 1933 Act.
          (b) It has not offered or sold, and will not offer or sell, any Securities except in compliance with paragraphs (c) through (f) below.
          (c) It is a duly registered broker-dealer with the SEC and a member in good standing of the NASD.
          (d) Offers and sales of the Securities by it have not been and shall not be made (i) by any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.
          (e) Other than offers and sales made to the Founders, any offer, sale or solicitation of an offer to buy the Securities that has been made or will be made was or will be made only (i) to institutional “accredited investors” as such term is defined under Rule 50(a)(1), (2), (3) or (7) of the 1933 Act and are exempt, or are in transactions that are exempt, from registration under the 1933 Act and applicable state securities laws and (ii) pursuant to a Subscription Agreement.
          (f) It has delivered to each offeree and to each purchaser of the Securities a copy of the Preliminary Memorandum, the Supplement and 2005 10-K and will deliver to each Purchaser the Memorandum.

     4. Conditions of the Placement Agents’ Obligations. The obligations of the Placement Agents are subject to each of the following terms and conditions:
          (a) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 4(b) shall be true and correct when made and on and as of the relevant Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the relevant Closing Date.
          (b) The Placement Agents shall have received on the each Closing Date a certificate, addressed to the Placement Agents and dated the relevant Closing Date of the chief executive officer or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of the relevant Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) they have carefully examined the Disclosure Package and, in their opinion (A) as of the date of the Memorandum, the Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (B) since the date of the Memorandum no event has occurred which should have been disclosed in a supplement or an amendment to the Disclosure Package in order to make the statements therein not include any untrue statement of a material fact or not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
          (c) There shall not have been, since the date of the Memorandum, (A) any material adverse change in the condition, financial or otherwise, of the Company or in the affairs or business prospects of the Company and (B) incurrence by the Company of material liabilities or obligations (direct or contingent) or any disposal of any of the Company’s material assets or any material transaction entered into by the Company other than those in the ordinary course of business or as described in the Memorandum.
          (d) The Placement Agents shall have received on the relevant Closing Date from Vinson & Elkins L.L.P., United States counsel for the Company, satisfactory to the Placement Agents, an opinion, addressed to the Placement Agents and dated the Closing Date, substantially in the form attached hereto as Exhibit B.
          (e) The Placement Agents shall have received on the relevant Closing Date from Seward & Kissell LLP, the Republic of the Marshall Islands counsel for the Company, satisfactory to the Placement Agents, an opinion, addressed to the Placement Agents and dated the Closing Date, substantially in the form attached hereto as Exhibit C.
          (f) The Placement Agents shall have received on the relevant Closing Date from Steve Putman, general counsel for the Company, satisfactory to the Placement

Agents, an opinion, addressed to the Placement Agents and dated the Closing Date, substantially in the form attached hereto as Exhibit D.
          (g) The Registration Rights Agreement shall have been duly authorized and executed by the Company.
          (h) Prior to the Closing Date, the Statement of Designations in the form attached hereto as Exhibit E will be duly executed and acknowledged by the Company and filed with the Registrar of Companies of the Republic of the Marshall Islands and will become effective in accordance with the provisions of the Business Corporations Act of the Republic of the Marshall Islands.
          (i) Each Memorandum of Agreement is in full force and effect on Closing Date; no party thereto has exercised a right to terminate any Memorandum of Agreement as of the Closing Date and no party thereto is in default under any Memorandum of Agreement as of the Closing Date.
          (j) The Charter Party and Block Agreement, as amended, dated as of November 21, 2005, between Metrostar Management Corp. and Bunge S.A. of Geneva (the “Master Charter”) is in full force and effect on the Closing Date; no party thereto has exercised a right to terminate the Master Charter as of the Closing Date and no party thereto is in default under Master Charter as of the Closing Date.
          (k) On or prior to the Closing Date, the Company will have received a firm commitment from Fortis Bank N.V./S.A. for a new $735 senior secured revolving credit facility as contemplated in the section entitled “The Acquisition” in the Memorandum.
          (l) On or prior to the Closing Date, the Company has obtained and delivered to the Placement Agents a waiver of Section 20.8 of the Credit Facility herein and in the Memorandum.
          (m) The Company has obtained and delivered to the Placement Agents a waiver with respect to the registration rights agreement, dated as of April 8, 2005, between the Company and Quintana Maritime Investors LLC.
          (n) The Company shall have furnished or caused to be furnished to the Placement Agents such further certificates or documents as the Placement Agents shall have reasonably requested.
     5. Covenants of the Company.
          (a) The Company covenants and agrees as follows:
          (i) The Company will notify the Placement Agents and/or their counsel promptly, and confirm the notice in writing, of the initiation by the SEC or any state securities commission of any proceeding against the Company.

          (ii) The Company will give the Placement Agents notice of its intention to amend or supplement the Disclosure Package.
          (iii) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Placement Agents and the Company, to amend or supplement the Disclosure Package in order to make the Disclosure Package not misleading, the Company will forthwith amend or supplement the Disclosure Package by preparing and furnishing to the Placement Agents a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Disclosure Package (in form and substance reasonably satisfactory to the Placement Agents and the Company), so that, as so amended or supplemented, the Disclosure Package will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.
          (iv) In the event that the Company is not subject to periodic reporting requirements of the 1934 Act, the Company shall deliver to the Placement Agents and any Investor who so requests (a) as soon as available, and in any event within forty-five (45) days after the end of each respective quarterly fiscal period (except the last) of each fiscal year of the Company, copies of the balance sheets of the Company as of the end of such quarterly fiscal period, and the related statements of operations and cash flows of the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, all in reasonable detail, and certified by the chief financial officer of the Company, as being true and correct in all material respects, as having been prepared in accordance with GAAP; and (b) as soon as available and in any event within ninety (90) days after the close of each respective fiscal year of the Company, copies of the audited balance sheets of the Company as of the close of such fiscal year and the related audited statements of operations and cash flows of the Company for such fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent public accountants of the Company to the effect that such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and results of operations of the Company.
          (v) The Company shall cooperate with the Placement Agents and their counsel in endeavoring to qualify the Securities for offer and sale in connection with the Offering under the laws of such states in the United States as the Placement Agents may reasonably designate and shall maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Disclosure Package or the offering for sale of the Securities, in any jurisdiction in which it is now so subject.
          (vi) Except as required by the rules and regulations of the 1934 Act in connection with the transactions contemplated by the Memorandum, prior to the earlier of the termination of this Agreement or the final Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the offering of the Securities without the prior written consent of the Placement Agents, which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.
          (vii) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Memorandum subject to the qualifications set forth in the “Risk Factors” therein.
          (viii) Prior to the Closing Date, the Statement of Designations will be duly executed and acknowledged by the Company and filed with the Registrar of Companies of the Republic of the Marshall Islands and will become effective in accordance with the provisions of the Business Corporations Act of the Republic of the Marshall Islands.
          (b) The Company agrees to pay, or reimburse if paid by the Placement Agents, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing (if required) and distribution of the Disclosure Package, all amendments and supplements to the Disclosure Package, including all exhibits thereto; (ii) the preparation and delivery of certificates for the shares of Preferred Stock; (iii) the qualification of the Securities for offer and sale under the securities or blue sky laws, including the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and the preparation, printing, distribution and shipment of preliminary and supplementary blue sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Placement Agents of copies of the Disclosure Package, amendments or supplements to the Memorandum, and of the several documents required by this Section 5 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities; (v) the costs and expenses by or on behalf of the Company relating to investor presentations in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with the presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants; and (vii) all reasonable out-of-pocket expenses of the Placement Agents or any agent thereof (including reasonable fees and expenses of legal counsel) in connection with the performance of the services hereunder.
     6. Indemnification.
          (a) The Company agrees to indemnify and hold harmless each Placement Agent and each Person, if any, who controls a Placement Agent within the meaning of Section 15 of the 1933 Act and each director, officer, employee or agent of a

Placement Agent against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the federal, foreign or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or any amendment thereof or supplement thereto, or arise out of or are based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Placement Agent (or any Person controlling such Placement Agent) on account of any losses, claims, damages or liabilities arising from the sale of the Securities if such untrue statement or omission or alleged untrue statement or omission was made in the Disclosure Package, in reliance upon and in conformity with information furnished in writing to the Company by such Placement Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Placement Agent agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each director, officer and employee of the Company against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the federal, foreign or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by such Placement Agents\ expressly for use therein provided, however, that the obligation of any Placement Agent to indemnify the Company (including any controlling Person, director, officer or employee thereof) shall be limited to the amount of placement agent fees actually received by such Placement Agent pursuant to this Agreement. This indemnity agreement will be in addition to any liability which the Placement Agents may otherwise have.
          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related but the omission to so notify such indemnifying party of any such action, suit or proceeding shall only relieve it from liability to the extent that it was prejudiced by the failure to give such notice and shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one separate counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
     7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount of placement agent fees actually received by such Placement Agent pursuant to this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person, if any, who controls a Placement Agent or the Company within the meaning of Section 15 of the 1933 Act and each director, officer and employee of a Placement Agent or the Company shall have the same rights to contribution as such Placement Agent or the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.
     8. Termination.
          (a) This Agreement may be terminated at any time by the Placement Agents by notifying the Company in the absolute discretion of the Placement Agents if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agents, will in the future materially disrupt, the securities markets, or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Placement Agents, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Securities or any securities of the Company has been suspended or materially limited by the SEC or trading generally on the Over-The-Counter Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the SEC, the NASD, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority; (v) in the judgment of the Placement Agents, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Memorandum, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business; or (vi) the Company shall fail to comply with the terms of this Agreement.
          (b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Placement Agents, and the Placement Agents shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agents because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Placement Agents for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by it in connection with this Agreement and the proposed sale of the Securities or in contemplation of performing its obligations hereunder.
     9. Miscellaneous.
          (a) The respective agreements, representations, warranties, indemnities and other statements of the Company, and the Placement Agents, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agents or the Company or any of their respective officers, directors or controlling Persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 5(b), 6, 7 and 8(b) shall survive the termination or cancellation of this Agreement.
          (b) This Agreement has been and is made for the benefit of the Placement Agents, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of Persons controlling the Placement Agents, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any Investor merely because of such purchase.
          (c) All notices and communications hereunder shall be in writing and mailed or delivered or by facsimile, (a) if to the Placement Agents, c/o Dahlman, Rose & Co., LLC, Attention: Simon A. Rose, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, Attention: Stephen P. Farrell, Esq. and a copy to Fortis Securities LLC, 520 Madison Avenue, New York, NY 10022, Attention: Douglas Kleinberg, and (b) if to the Company, to Quintana Maritime Limited, 601 Jefferson St., Suite 3600, Houston, TX 77002, Attention: Steve Putman and for the purposes of Section 9(e), Seward & Kissel, LLP, One Battery Park Plaza, New York, NY 10004, Attention: Gary J. Wolfe, Esq will act as agent for service of process to the Company, with a copy to Vinson & Elkins LLP, 666 Fifth Avenue, New York, NY 10103, Attention: Allan Reiss.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.
          (e) EACH            OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT LOCATED WITHIN THE CITY, COUNTY AND STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.
          (f) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature page to follow.]

     Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

QUINTANA MARITIME LIMITED

By:	/s/ Stamatis Molaris
Name	Stamatis Molaris
Title:	CEO-President

Confirmed:

DAHLMAN ROSE & CO., LLC

By:	/s/ Ernest Dahlman
Name: Ernest Dahlman
Title: President

FORTIS SECURITIES, LLC

By:	/s/ Joseph Spillane
Name: Joseph Spillane
Title: CEO

By:	/s/ Douglas Kleinberg
Name: Douglas Kleinberg
Title: Executive Director
[Signature page to Placement Agency Agreement]